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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the incorporation by reference in the Registration Statement on Form F-3 of I.I.S. Intelligent Information Systems Ltd. for the registration of 497,465 shares of its Ordinary Shares of our report dated March 11, 2001, with respect to the consolidated financial statements of I.I.S Intelligent Information Systems Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                                /s/ Kost, Forer & Gabbay

Tel-Aviv, Israel                                    KOST, FORER & GABBAY
November 28, 2001                        A member of Ernst & Young International